UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2010
SoundBite Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33790	04-3520763

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive
Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 897-2500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) We are filing herewith current forms of the following agreements that may be issued from time to time, pursuant to the SoundBite Communications, Inc. 2007 Stock Incentive Plan:
•	Incentive Stock Option Grant Notice and Incentive Stock Option Agreement;

•	Nonstatutory Stock Option Grant Notice and Nonstatutory Stock Option Agreement; and

•	Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement;
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
10.1	Form of Incentive Stock Option Grant Notice and Incentive Stock Option Agreement under the SoundBite Communications, Inc. 2007 Stock Incentive Plan.

10.2	Form of Nonstatutory Stock Option Grant Notice and Nonstatutory Stock Option Agreement under the SoundBite Communications, Inc. 2007 Stock Incentive Plan.

10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the SoundBite Communications, Inc. 2007 Stock Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDBITE COMMUNICATIONS, INC.
Date: March 8, 2010	By:	/s/ Robert C. Leahy
Robert C. Leahy
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Incentive Stock Option Grant Notice and Incentive Stock Option Agreement under the SoundBite Communications, Inc. 2007 Stock Incentive Plan.

10.2	Form of Nonstatutory Stock Option Grant Notice and Nonstatutory Stock Option Agreement under the SoundBite Communications, Inc. 2007 Stock Incentive Plan.

10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the SoundBite Communications, Inc. 2007 Stock Incentive Plan.